Exhibit 99.B(j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information included in this Registration Statement on Form N-1A as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 72 to the Registration Statement (Form N-1A, No. 002-38679) of Pax World Funds Series Trust I.  We also consent to the incorporation by reference in the Statement of Additional Information included in this Registration Statement of our report dated February 24, 2014 on the financial statements and financial highlights of each of Pax World Balanced Fund, Pax World Growth Fund, Pax World Small Cap Fund, Pax World High Yield Bond Fund, Pax World Global Women’s Equality Fund and Pax World Global Environmental Markets Fund, each a series of Pax World Funds Series Trust I, included in the Annual Report to Shareholders of each such Fund for the year ended December 31, 2013.  We also consent to the incorporation by reference in this Registration Statement of our report dated February 24, 2014 on the financial statements and financial highlights of Pax MSCI EAFE ESG Index ETF, a series of Pax World Funds Trust II, included in the Annual Report to Shareholders of Pax MSCI EAFE ESG Index ETF for the year ended December 31, 2013.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

March 28, 2014